Exhibit 99.1

Abpro Holdings Celebrates Closing of Business Combination with Nasdaq Bell Ringing

●	Business combination closed November 13, 2024
●	Raised $10 million of gross proceeds in connection with the business combination
●	Agreements are in place with Yorkville for up to a $50 million standby equity purchase agreement, to raise an additional $2 million in debt financing and the sale of up to 500,000 shares of common stock pursuant to forward purchase agreement
●	Financing will support advancement of Abpro’s pipeline of its next-generation antibody therapies for cancer, ophthalmology, and infectious diseases

Woburn, Mass., December 12, 2024—Abpro Holdings, Inc. (Nasdaq:ABP) (“Abpro”), a biotech company with the mission of improving the lives of mankind facing severe and life-threatening diseases with next-generation antibody therapies, celebrated the closing of its business combination with Atlantic Coastal Acquisition Corp II (“ACAB”), a special purpose acquisition company, with a Nasdaq bell ringing ceremony. Abpro also celebrated the consummation of a PIPE offering raising $7 million in gross proceeds and a $2.76 million convertible note financing with YA II PN, LTD (“Yorkville”) to cover expenses in connection with the closing of the business combination.

As previously announced, Abpro also has entered into a Standby Equity Purchase Agreement with Yorkville (the “SEPA”) pursuant to which Abpro has the right, but not the obligation, to issue up to $50 million in shares of its common stock to Yorkville upon registration of such shares, provided that no balance is outstanding on any promissory note to Yorkville (currently $3 million dollars outstanding). Among other restrictions and conditions set forth in the SEPA, the number of shares Abpro may request may not exceed the average of the daily traded amount of its shares of common stock during the five consecutive trading days preceding such request, and shall not cause Yorkville’s ownership to exceed 4.99% of the then outstanding common stock of Abpro, and the maximum amount of shares issued under the SEPA cannot exceed 19.99% of the outstanding common stock of Abpro without prior shareholder approval. Upon registration of the shares subject to the SEPA, Abpro has the right to receive financing for an additional $2 million.

As previously announced, Abpro also has entered into a forward purchase agreement for the sale of up to 500,000 shares of common stock.

Abpro believes that the various financings should significantly improve Abpro’s financial flexibility as it advances the development of its pipeline of its next-generation antibody therapies.

“Becoming a public company represents a major milestone in our journey to provide solutions for patients with difficult-to-treat oncology and ophthalmology indications,” said Ian Chan, CEO and co-founder of Abpro. “The funds are expected to help accelerate the advancement of our pipeline to clinical trials. The financing will also provide the foundation for ongoing development of novel immunotherapies and next-generation antibody treatments in our pipeline with the aim of improving the lives of patients in need.”

Abpro is advancing its pipeline of next-generation antibody therapies for HER2+ breast, gastric, and colorectal cancers, non-HER2+ gastric and liver cancer, wet age-related macular degeneration (AMD) and diabetic macular edema (DME), and infectious diseases. These next-generation antibodies are developed using Abpro's proprietary DiversImmune® platform, which creates antibody therapies against traditionally difficult targets. Abpro has partnered with Celltrion, a leading South Korean pharmaceutical company, in an exclusive global collaboration to further advance ABP 102, a T-cell engager, which is being developed for the treatment of HER2+ breast, gastric, and pancreatic cancers.

Soo Young Lee, Senior Vice President and Head of the New Drug Division of Celltrion Inc. and a member of Abpro's Board of Directors, remarked, “Abpro’s ABP 102 drug candidate has shown preclinical data indicating the potential for better efficacy and less toxicity. We look forward to working closely with Abpro to advance ABP 102 into clinical trials .”

Tony Eisenberg, who serves as a Director of Abpro, and had served as Chief Strategy Officer of ACAB prior to the business combination, added, “It’s an honor to be part of Abpro and the groundbreaking work they are doing.  The Atlantic Coastal team is excited to have successfully completed this business combination with Abpro and to work with the Abpro management team to execute their long-term operational and strategic objectives as they develop next-generation antibody therapies with the potential to save lives and generate real return for investors.”

Abpro’s Chairperson, Miles Suk, stated, "As the chairperson of the board, I am honored to guide Abpro through this landmark achievement. This listing marks a new chapter of growth and opportunity, and we remain committed to delivering sustainable value to our shareholders."

About Abpro

Abpro’s mission is to improve the lives of mankind facing severe and life-threatening diseases with next-generation antibody therapies. Abpro is advancing a pipeline of next-generation antibody therapies, for HER2+ breast, gastric, and colorectal cancers, non-HER2+ gastric and liver cancer, wet age-related macular degeneration (AMD) and diabetic macular edema (DME), and infectious diseases. These antibodies are developed using Abpro's proprietary DiversImmune® platform. Abpro has partnered with Celltrion, which is a leading South Korean biotechnology company, ranked top 25 in the world by market capitalization, in an exclusive collaboration to further advance ABP 102, a T-cell engager, which is being developed for the treatment of HER2+ breast, gastric, and pancreatic cancer. Abpro is located in Woburn, Massachusetts. For more information, please visit www.abpro.com.

Forward Looking Statements

This press release contains certain “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “aim,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result” and similar expressions, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Actual results may differ from their expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including general economic, financial, legal, political and business conditions and changes in domestic and foreign markets; Abpro’s ability to raise additional capital; the outcome of judicial proceedings to which Abpro or its subsidiaries is, or may become a party; failure to realize the anticipated benefits of the Business Combination, including difficulty in, or costs associated with, integrating the businesses of ACAB and Abpro; risks related to the rollout of Abpro’s business and the cost and timing of expected business milestones; the effects of competition on Abpro’s future business; and those factors discussed in Abpro’s public filings under the heading “Risk Factors,” and other documents of Abpro filed, or to be filed, with the SEC. You should carefully consider the foregoing factors and the other risks and uncertainties that will be described in the “Risk Factors” section of Abpro’s public filings and other documents to be filed by Abpro from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward- looking statements, and while Abpro may elect to update these forward-looking statements at some point in the future, they assume no obligation to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise, unless required by applicable law. Abpro does not give any assurance that Abpro will achieve its expectations. Actual results, performance or achievements may differ materially, and potentially adversely, from any projections and forward-looking statements and the assumptions on which those forward-looking statements are based. You are cautioned not to place undue reliance on forward-looking statements as a predictor of future performance as projected financial information and other information are based on estimates and assumptions that are inherently subject to various significant risks, uncertainties and other factors, many of which are beyond our control.

Contacts

Media: Jessica Yingling, Ph.D., Little Dog Communications Inc.

jessica@litldog.com

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